Exhibit 99.1
Virtusa Announces Preliminary First Quarter Fiscal Year 2009 Financial Results
Westborough, MA – (July 7, 2008) – Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today announced preliminary financial results for the first quarter of fiscal year 2009, ended June 30, 2008.
Virtusa currently expects to report revenue in the range of $42.0 to $42.5 million and GAAP net earnings per diluted share of approximately $0.00 to $0.03. First quarter preliminary results are subject to change based on the completion of the Company’s normal quarter-end review process.
Kris Canekeratne, Virtusa’s Chairman and CEO stated, “The principal reason for our revenue and earnings shortfall is that our business at British Telecommunications plc ( BT) was negatively impacted late in the quarter. We had reason to believe that we would obtain budgetary allocation for certain engagements at BT and, therefore, we commenced work on these projects. However, the budget allocations for these projects were not approved. Virtusa remains a strategic IT services provider to BT, our largest client, and we continue to maintain a strong relationship with them.” Canekeratne continued, “Our platforming approach and differentiated service offerings continue to be well received in the marketplace.”
Increased expenses for onsite contractors and foreign currency transaction losses were also contributing factors impacting the preliminary financial results for the first quarter of fiscal 2009.
Virtusa will release its full first quarter 2009 financial results on July 30, 2008. At that time, the Company will discuss its quarterly performance and provide updated guidance for fiscal year 2009. A conference call will be held at 5:00 pm Eastern time on the same day. Instructions for accessing this call will be issued in a separate press release to follow.
About Virtusa Corporation
Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides cost-effective services that enable its clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer service.   Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.
“Virtusa” is a registered trademark of Virtusa Corporation.

Forward-Looking Statements
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the acquisition of new clients and growth of business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  our dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; our ability to expand our business or effectively manage growth; restrictions on immigration; the loss of any key member of our senior management team, increasing competition in the IT services outsourcing industry; our ability to hire and retain enough sufficiently trained IT professionals to support our operations; quarterly fluctuations in our earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period, our ability to attract and retain clients and meet their expectations; our ability to sustain profitability or maintain profitable engagements; our ability to successfully manage our billing and utilization rates and our targeted on-site to offshore delivery mix; technological innovation; our ability to effectively manage our facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in our operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to us by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to us; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the US dollar and the U.K. pound sterling; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission.
Media Contact:
Brian Ruby/Susan Hartzell
ICR
brian.ruby@icrinc.com, 203-682-8268
susan.hartzell@icrinc.com, 203-682-8238
Investor Contact:
Staci Strauss Mortenson/Kori Doherty
ICR
staci.mortenson@icrinc.com, 203-682-8273
kori.doherty@icrinc.com, 617-956-6730